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                                                                     EXHIBIT 5.2


                        [Letterhead of McConnell Valdes]


September 24, 2004


R&G Financial Corporation
R&G Plaza
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

R&G Capital Trust VI
R&G Capital Trust VII
R&G Capital Trust VIII
c/o R&G Financial Corporation
R&G Plaza
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special Puerto Rico counsel for R&G Financial Corporation, a Puerto Rico corporation ("R&G"), and R&G Capital Trust VI, a Delaware statutory trust ("Trust VI"), R&G Capital Trust VII, a Delaware statutory trust ("Trust VII"), and R&G Capital Trust VIII, a Delaware statutory trust ("Trust VIII") and together with Trust VI and VII, the "Trusts," and together with R&G, the "Registrants"), in connection with the registration pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of $500,000,000 aggregate principal amount of

         (a) Senior Debt Securities of R&G (the "Senior Debt Securities"), to be issued pursuant to an Indenture, to be entered into between R&G and Wilmington Trust Company, as Trustee;

         (b) Subordinated Debt Securities of R&G (the "Subordinated Debt Securities") to be issued pursuant to an Indenture, to be entered into between R&G and Wilmington Trust Company, as Trustee;

         (c) Junior Subordinated Debt Securities of R&G (the "Junior Subordinated Debt Securities", and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), to be issued pursuant to an Indenture, to be entered into between R&G and Wilmington Trust Company, as Trustee (the "Trustee");

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September 24, 2004
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         (d)      Preferred Stock, par value $0.10 per share, of R&G (the
                  "Preferred Stock"), in one or more series;

         (e)      Common Stock, par value $0.10 per share, of R&G (the "Common
                  Stock");

         (f) Trust Preferred Securities representing beneficial ownership interests in the assets of each Trust (the "Trust Preferred Securities"), to be issued by the Trusts; and

         (g) The Guarantees by R&G of the obligations of each Trust under the Trust Preferred Securities, to be issued by the Trusts (the "Guarantees").

         The Debt Securities, Preferred Stock, Common Stock and Guarantees are collectively referred to as the "Securities".

         In connection with the issuance of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i)      the Registration Statement, and all exhibits thereto;

         (ii) the Amended and Restated Certificate of Incorporation of R&G, as presently in effect;

         (iii)    the Bylaws of R&G, as presently in effect; and

         (iv) certain resolutions of the Board of Directors of R&G adopted at a meeting duly held on September 8, 2004, relating to the issuance and sale of the Securities and related matters.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of R&G and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have relied as to all matters of fact material to the opinions expressed herein upon oral or written statements and representations of officers and other representatives of R&G, and we have assumed the accuracy and completeness of all statements of fact therein without any independent verification thereof. While we have received and reviewed the Registration Statement, we have not participated in the preparation of the Registration Statement or any other materials in connection with the authorization, offering, issuance or sale of the Securities.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when:


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September 24, 2004
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         (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in conformity with the applicable Indenture, applicable law, the Amended and Restated Certificate of Incorporation or Bylaws of R&G and all agreements or instruments that are binding upon R&G; and

         (ii) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of R&G entitled to the benefits of the applicable Indenture, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when

         (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms (including the price, which shall not be lower than their par value) of the Offered Preferred Stock and authorize their issuance and sale in accordance with R&G's Amended Restated Certificate of Incorporation, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law;

         (ii) such Certificate of Designation has been duly filed with the Department of State of the Commonwealth of Puerto Rico;

         (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and

         (iv) R&G receives the consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Preferred Stock duly issued upon exchange or conversion of any Offered Debt Securities that are exchangeable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

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September 24, 2004
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         3.       With respect to the shares of Common Stock (the "Offered
Common Stock"), when

         (i) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms (including the price, which shall not be lower than their par value) of the Offered Common Stock and authorize their issuance and sale in accordance with R&G's Amended Restated Certificate of Incorporation,

         (ii) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and

         (iii) R&G receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Common Stock duly issued upon exchange or conversion of any Offered Debt Securities or Offered Preferred Stock that are exchangeable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

         4. With respect to the Guarantees to be issued pursuant to Guarantee Agreements to be entered into by R&G with the Trustee with respect to each Trust, when each Guarantee Agreement has been duly executed and delivered by R&G and the Trustee, the Guarantee Agreement will constitute a valid and binding obligation of R&G, enforceable against R&G in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         The opinions which we render herein are limited to those matters governed by the laws of the Commonwealth of Puerto Rico as of the date hereof. We are members of the Puerto Rico bar and do not express any opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the securities or "blue sky" laws of Puerto Rico (or any other jurisdiction) and the opinions set forth herein are qualified in that respect.

         We understand that you have received an opinion regarding the Securities from Patton Boggs LLP, as counsel for the Registrants, and an opinion regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for R&G and the Trusts. We are expressing no opinion with respect to the matters contained in such opinions.

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September 24, 2004
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         We hereby consent to the law firm of Patton Boggs LLP relying on this opinion solely as to matters of Puerto Rico law in the opinion they are delivering to you in connection with the Securities and the filing of the Registration Statement.

         We hereby also consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


McConnell Valdes

/s/ McConnell Valdes
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